Exhibit 99.1


TO:      Directors and Section 16 Executive Officers of West Coast Bancorp

FROM:    Dick Rasmussen, Executive Vice President & General Counsel

DATE:    October 20, 2003

RE:      December Blackout on Trading in Bancorp Equity Securities

From Monday, December 1, 2003, through Thursday, December 4, 2003, you will be subject to a blackout on all trading in West Coast Bancorp equity securities. This blackout is required under the Sarbanes-Oxley Act and SEC Regulation BTR in order to coordinate with the blackout affecting the West Coast Bancorp 401(k) Plan during this same time period. The 401(k) Plan is going into a blackout period in order to change one of its investment funds. The American Funds Growth Fund of America will be replacing the Janus Fund.

There is a possibility the blackout period may end sooner if the 401(k) Plan investment fund replacement can be completed earlier. To find out whether the blackout has ended earlier, please contact me. My contact information is at the end of this notice.

During this blackout period, the 401(k) Plan participants will be unable to transfer among the Plan's investment funds, take out plan loans or receive benefit distributions. Since all investment transactions are being suspended, the participants will be unable to direct the sale or purchase of any shares of Bancorp stock for their accounts.

The Sarbanes-Oxley Act and SEC Regulation BTR generally provide that whenever our 401(k) Plan participants are restricted from trading in the Bancorp stock in their accounts for at least three business days, our directors and Section 16 Executive Officers must also be prohibited from trading in Bancorp's equity securities during the same time period.

Please note that this early December 401(k) Plan-related blackout period is separate from and in addition to any other suspension on trading in Bancorp's equity securities that may then be in effect due to any other securities law requirements applicable to our directors and Section 16 Executive Officers.

Also note that the blackout applies not only to your Bancorp stock but also to your stock options as well, since these are also treated as "equity securities" under Regulation BTR. Consequently, you may not exercise your Bancorp stock options during this early December blackout period.

The blackout applies not only to the securities you own directly but also to those owned by certain members of your family since Regulation BTR also extends the blackout to any equity securities in which you have a "beneficial ownership." As a result, the prohibition on trading

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during this blackout period covers any of the securities that would be reflected on your Form 4 or Form 5 report, including any securities beneficially owned by:

      *     Your spouse or minor children;

      *     Adult children who are dependents;

      *     Other family members who share your home; or

      *     Trusts in which you have an interest.

Regulation BTR exempts limited types of transactions, such as gifts and certain transactions involving securities that were not acquired in connection with your service or employment as a Bancorp director or Section 16 Executive Officer. However, Regulation BTR states that any such security you sell or otherwise transfer will automatically be treated as having been acquired in connection with your service or employment unless you can:

     (1) Show that your acquisition of these securities was not connected to your services or employment; and

     (2) Also show that claiming these securities are not connected to your services or employment is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.

Given the complexity of these rules, please contact me at West Coast Bancorp, 5335 Meadows Road, Suite 201, Lake Oswego, OR 97035, 503-598-3245, FAX 503-684-0781, rasmussend@wcb.com if you have any questions regarding this notice or need further clarification regarding the permitted transactions.


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